Exhibit 10.18

AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT, dated as of December 29, 2015 (this “Amendment”) among OZ MANAGEMENT LP, a Delaware limited partnership (the “Borrower”), OZ ADVISORS LP, a Delaware limited partnership, OZ ADVISORS II LP, a Delaware limited partnership, and OCH-ZIFF FINANCE CO. LLC, a Delaware limited liability company (collectively, the “Guarantors”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement referred to below.

WITNESSETH
WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent and certain other Persons are parties to that certain Credit Agreement, dated as of November 20, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Requisite Lenders agree to amend the Credit Agreement to provide for certain amendments described herein.
NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to the Credit Agreement. Subject to the satisfaction of the condition precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as of the Amendment Effective Date as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1.01 of the Credit Agreement in proper alphabetical order:
“Non-QRRS” means any OZ Subsidiary that is not (i) a Qualifying Risk Retention Subsidiary, (ii) a Subsidiary of any Qualifying Risk Retention Subsidiary, or (iii) an Owned Entity of any Qualifying Risk Retention Subsidiary.

“Owned Entity” of a Qualifying Risk Retention Subsidiary means a Person of which any shares of the Voting Stock of such Person are beneficially owned, directly or indirectly through one or more intermediaries, by such Qualifying Risk Retention Subsidiary.

“Qualifying Risk Retention Subsidiary” means an OZ Subsidiary (other than a Credit Party) that (i) manages or has been established to manage one or more collateralized loan obligation funds or similar investment entities or securitizations (each of which constitutes an OZ Fund) (each such OZ Fund, an “OZ CLO”) or (ii) that is an Affiliate of a Person described in clause (i) that, in either case, purchases or otherwise acquires and/or retains securities, obligations or other interests in such OZ CLO for the purpose of, among other things, satisfying (including on a prospective basis) any applicable risk retention laws, rules, regulations, guidelines, technical standards or guidance of any Governmental Authority or supranational union, authority, commission, board, bureau, court, agency or instrumentality or any Person acting under the authority of any of the foregoing (including, without limitation, (x) European Union directives or regulations on risk retention requirements and any related enabling or secondary legislation, regulation, technical standards or official guidance adopted or published by the European Union and/or its Member States and (y) U.S. federal agency rules implementing Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) applicable to such OZ Subsidiary, such OZ CLO or any investor or prospective investor in such OZ CLO (such securities, obligations or other interests being “Risk Retention Interests,” and such laws, rules, regulations, guidelines, technical standards or guidance, being “Applicable Risk Retention Rules”); provided, however, that the sole lines of business conducted by such OZ Subsidiary shall be (I) managing one or more OZ CLOs and/or purchasing, acquiring or retaining Risk Retention Interests in such OZ CLOs, and (II) any other businesses that have been entered into substantially related or ancillary to the businesses set forth in clause (I) above, including, but not limited to, engaging third party advisors, marketing to and obtaining investors and prospective investors, and engaging in joint ventures with other investors.

“Risk Retention Interests” as defined in the definition of “Qualifying Risk Retention Subsidiary”.
(b)    The definition of “Asset Sale” in Section 1.01 of the Credit Agreement is hereby amended by adding the following provision at the end of clause (iv) of such definition, following the last comma therein:
“provided, further, that any such transactions between or among any Qualifying Risk Retention Subsidiary (or any of its OZ Subsidiaries or Owned Entities other than an OZ Fund) and any Credit Party or any Non-QRRS shall not be made on terms that are substantially less favorable to such Credit Party or such Non-QRRS, as the case may be, than those that might be obtained in a comparable arms-length transaction at the time from a Person who is not an Affiliate of such Credit Party or Non-QRRS,”
(c)    The definition of “Combined Economic Income” in Section 1.01 of the Credit Agreement is hereby amended by:
(i)    deleting the period from the end of such definition,
(ii)    adding the parenthetical “(excluding the interest expenses of Qualifying Risk Retention Subsidiaries)” to end of clause (iv), before the comma at the end of such clause, and
(iii)    adding the following provision to the end of clause (v), following “charge for such period”:
“; provided that Combined Economic Income shall exclude any income of any Qualifying Risk Retention Subsidiary or any of its Subsidiaries or Owned Entities except to the extent that cash is distributed by such Qualifying Risk Retention Subsidiary or any of its Subsidiaries or Owned Entities to a Credit Party or a Non-QRRS.”
(d)    Section 6.01 of the Credit Agreement is hereby amended by:

(i)    deleting the word “and” at the end of clause (v) thereto, (ii) relabeling clause (w) thereto as clause (x) and replacing the reference to clause “(v)” therein with a reference to clause “(w)”, and (iii) adding a new clause (w) thereto as follows:
“(w) (i) Indebtedness of Qualifying Risk Retention Subsidiaries incurred to finance the purchase or holding of Risk Retention Interests (including, without limitation, any guarantees made by any Qualifying Risk Retention Subsidiary) in an aggregate amount not to exceed $200 million at any time outstanding, and (ii) to the extent constituting Indebtedness, the pledge of any Equity Interests in any Qualifying Risk Retention Subsidiary to secure Indebtedness permitted under clause (w)(i); and”
(e)    Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (x) thereto, (ii) relabeling clause (y) thereto as clause (z), and (iii) adding a new clause (y) thereto as follows:
“(y) Liens on (i) any assets or rights of any Qualifying Risk Retention Subsidiary and (ii) any Equity Interests of any Qualifying Risk Retention Subsidiary, in each case securing Indebtedness permitted under Section 6.01(w); and”.
(f)    Section 6.03 of the Credit Agreement is hereby amended by replacing the reference to “6.05(k)” at the end of clause (j) thereto to the reference to “6.05(l)”.
(g)    Section 6.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (xvi) thereto, and (ii) adding the following phrase at the end of clause (xvii) thereto:
“and (xviii) that arise under documents or agreements in respect of Indebtedness permitted under Section 6.01(w), or any amendments, restatements, supplements, renewals, extensions, replacements, refundings or refinancings of the foregoing, and, (A) in the case of Section 6.01(w)(i), to the extent that such restrictions, prohibitions and conditions do not apply to any Credit Parties or any OZ Subsidiaries of a Credit Party other than Qualifying Risk Retention Subsidiaries, and Subsidiaries and Owned Entities thereof and (B) in the case of Section 6.01(w)(ii), of the type set forth in clause (d) above to the extent such restrictions, prohibitions and conditions relate only to the asset or assets subject to the Lien permitted under clause (ii) of Section 6.02(y).”
(h)    Section 6.05 of the Credit Agreement is hereby amended by:
(i)    inserting the provision “except for any Qualified Risk Retention Subsidiary or any OZ Subsidiary or Owned Entity thereof other than an OZ Fund” immediately after the words “(including the Issuer or any Subsidiary of the Issuer)” in clause (c) thereto,
(ii)    inserting the following provision after the semi-colon at the end of clause (d) thereto:

“provided, further, that any Qualifying Risk Retention Subsidiary (or any OZ Subsidiary or Owned Entity thereof other than an OZ Fund) shall not be merged or consolidated with or into any Non-QRRS;”
(iii)    deleting the word “and” at the end of clause (j) thereto,
(iv)    relabeling clause (k) thereto as clause (l), and
(v)    adding a new clause (k) thereto as follows:
“(k) any Qualifying Risk Retention Subsidiary may convey, sell, lease or license, exchange, transfer or otherwise dispose of any of its assets to the extent constituting realization of Liens permitted under Section 6.02(y); provided, that any such transactions from such Qualifying Risk Retention Subsidiary to any Credit Party or any Non-QRRS shall not be made on terms that are substantially less favorable to such Credit Party or such Non-QRRS, as the case may be, than those that might be obtained in a comparable arms-length transaction at the time from a Person who is not an Affiliate of such Credit Party or Non-QRRS; and”.
(i)    Section 6.06 of the Credit Agreement is hereby amended by:
(i)    deleting the word “and” at the end of clause (k) thereto,
(ii)    relabeling clause (l) thereto as clause (m), and
(iii)    adding a new clause (l) thereto as follows:
“(l) any transaction between any Qualifying Risk Retention Subsidiary and any OZ CLO (as defined in the definition of Qualifying Risk Retention Subsidiary) in the ordinary course of business; and”.
2.    Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) upon the Administrative Agent’s receipt of counterpart signature pages of this Amendment executed by each Credit Party and the Requisite Lenders.
3.    Representations and Warranties. Each Credit Party party hereto represents and warrants to each Lender as of the date hereof that the following statements are true and correct in all material respects:
(a)    Each Credit Party has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, this Amendment, the Credit Agreement (as modified by this Amendment) and the other Credit Documents to which it is a party.
(b)    The execution and delivery by each Credit Party of this Amendment, and the performance by each Credit Party of its obligations under this Amendment, the Credit Agreement (as modified by this Amendment) and the other Credit Documents, have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
(c)    The execution and delivery by each Credit Party of this Amendment, the performance by each Credit Party of its obligations under this Amendment, under the Credit Agreement (as modified by this Amendment) and under the other Credit Documents to which they are parties and the consummation of the transactions contemplated by this Amendment, the Credit Agreement (as modified by this Amendment) and the other Credit Documents do not and will not (i) violate (a) any provision of any law or any governmental rule or regulation applicable to such Credit Party or any OZ Subsidiary, (b) any of the Organizational Documents of such Credit Party or of any OZ Subsidiary, or (c) any order, judgment or decree of any court or other agency of government binding such Credit Party or any OZ Subsidiary, in the case of clauses (a), (b) and (c), except to the extent such violation would not reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of such Credit Party except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Credit Party that would not be permitted hereunder; or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of any Credit Party or any of their respective OZ Subsidiaries, except for such approvals or consents which have been duly obtained, taken, given or made and are in full force and effect and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
(d)    This Amendment has been duly executed and delivered by each of the Credit Parties that is a party hereto, and the Credit Agreement as amended by this Amendment is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought by proceedings in equity or at law).
(e)    As of the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any representation or warranty that is qualified by materiality, in all respects) on and as of such earlier date.
(f)    As of the date hereof, no event has occurred and is continuing or would result from the consummation of this Amendment that would constitute an Event of Default or a Default.
4.    Reference to and Effect on the Credit Agreement.
(a)    On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as modified by Section 1 above.
(b)    Except as specifically waived or modified above, the Credit Agreement and all other Credit Documents shall remain in full force and effect, and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any of the Credit Documents.

5.    Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
8.    Amendment Constitutes Credit Document. This Amendment shall constitute a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents.
9.    Acknowledgment and Reaffirmation of Guaranty.
(a)    Acknowledgment. Each Guarantor hereby (i) acknowledges receipt of a copy this Amendment and (ii) consents to the amendment of the Credit Agreement effected hereby. Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Amendment.
(b)    Reaffirmation of Guaranties. Without limiting or qualifying the foregoing, each of the Guarantors hereby ratifies, confirms and reaffirms its obligations and agreements under Article 7 of the Credit Agreement.
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

OZ MANAGEMENT LP
By: Och-Ziff Holding Corporation,
its general partner

By:	/s/ Joel M. Frank Name: Joel M. Frank Title: Chief Financial Officer
OZ ADVISORS LP
By: Och-Ziff Holding Corporation,
its general partner

By:	/s/ Joel M. Frank Name: Joel M. Frank Title: Chief Financial Officer
OZ ADVISORS II LP
By: Och-Ziff Holding LLC,
its general partner

By:	/s/ Joel M. Frank Name: Joel M. Frank Title: Chief Financial Officer
OCH-ZIFF FINANCE CO. LLC

By:	/s/ Joel M. Frank Name: Joel M. Frank Title: Treasurer

[Signature Page to the First Amendment]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:     /s/ Matthew Griffith
    Name:    Matthew Griffith
    Title:    Executive Director

GOLDMAN SACHS BANK USA
as a Lender

By:     /s/ Michelle Latzoni
    Name:    Michelle Latzoni
    Title:    Authorized Signatory

CITIBANK N.A.
as a Lender

By:     /s/ Erik Andersen
    Name:    Erik Andersen
    Title:    Vice President

MORGAN STANLEY SENIOR
FUNDING, INC.
as a Lender

By:     /s/ Harry Comninellis
    Name:    Harry Comninellis
    Title:    Vice President

STATE STREET BANK AND TRUST
COMPANY
as a Lender

By:     /s/ Andrei Bourdine
    Name:    Andrei Bourdine
    Title:    Vice President

Signature Page – Amendment No. 1 to Credit and Guaranty Agreement

BANK OF AMERICA, N.A.
as a Lender

By:     /s/ Russell L. Guter
    Name:    Russell L. Guter
    Title:    Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a Lender

By:     /s/ Doreen Barr
    Name:    Doreen Barr
    Title:    Authorized Signatory

By:     /s/ Michael Moreno
    Name:    Michael Moreno
    Title:    Authorized Signatory

Signature Page – Amendment No. 1 to Credit and Guaranty Agreement